UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2026

FORTRESS VALUE ACQUISITION CORP. V

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43167	98-1901881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

46th Floor

New York, NY 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 798-6100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	FVAV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2026, the Board of Directors (the “Board”) of Fortress Value Acquisition Corp. V (the “Company”) appointed Karen Park to serve as a director of the Company, effective immediately. The Board also appointed Ms. Park to serve as a member of the Audit Committee and Compensation Committee, having previously determined that Ms. Park satisfied all applicable requirements to serve on each such committee, including without limitation the applicable independence requirements of the Nasdaq Stock Market LLC and the Securities Exchange Act of 1934, as amended. Following the appointment of Ms. Park, the Company’s Audit Committee and Compensation Committee each consists of Tripp Jones and Karen Park.

Ms. Park, age 52, is an attorney at Zukerman Gore Brandeis & Crossman, LLP, a law firm based in New York where she serves as partner and advises companies, private equity firms, and investment funds in complex restructuring and M&A transactions. Ms. Park has over 16 years of experience in finance and investments across private equity, funds and liquidating portfolio companies. Ms. Park received her B.A. from the University of Waterloo, J.D. from the University of Toronto and M.B.A. from Columbia Business School. Previously, she founded her own law firm that focused on serving entrepreneurs, founders and investors in matters related to corporate bankruptcy, debt/equity restructuring and operational wind down. Ms. Park is well-qualified to serve as a member of the Board due to her significant experience in finance and investing.

There are no arrangements or understandings between Ms. Park and any other person pursuant to which she was elected as a director of the Company, and there are no family relationships between Ms. Park and any of the Company’s other directors or executive officers.

In connection with Ms. Park’s appointment, she and the Company entered into (i) an indemnification agreement and (ii) a joinder to each of the letter agreement and the registration rights agreement, each dated as of February 25, 2026, entered into by the Company with its directors (and the other parties thereto) in connection with the Company’s initial public offering. Each of the director indemnification agreement, the letter agreement and the registration rights agreement was described in, and the forms of which were filed as exhibits to, the Company’s registration statement relating to the Company’s initial public offering (File No. 333- 293340).

In connection with her appointment as a director of the Company, Ms. Park will receive 30,000 founder shares from the Company’s sponsor, Fortress Value Acquisition Sponsor V LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS VALUE ACQUISITION CORP. V

By:	/s/ John Konawalik
	Name:	John Konawalik
	Title:	Chief Financial Officer

Dated: May 27, 2026

2